EXHIBIT 10.12

                          REYNOLDS METALS COMPANY


             DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS


                          As Amended and Restated


                        Effective December 1, 1993
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                                 ARTICLE I

                            PURPOSE OF THE PLAN

     The purpose of the Plan is to assist the Company in attracting and retaining qualified individuals to serve as Directors and to assist Directors in planning for their retirement.

                                ARTICLE II
                                DEFINITIONS
     2.01 "Beneficiary" shall mean the individual or entity designated by the Participant to receive any amounts remaining in the Plan upon the Participant's death. If no such designation is made, or if the designated individual predeceases the Participant or the entity no longer exists, then the Beneficiary shall be the Participant's estate.
     2.02 "Company" shall mean Reynolds Metals Company, a Delaware corporation.
     2.03 "Company Stock" shall mean the Common Stock of the Company, without par value.
     2.04 "Current Compensation" shall mean that portion of Director Compensation which the Participant elects to accept immediately in return for services performed for the Company.
     2.05 "Deferred Compensation" shall mean that portion of Director Compensation which the Participant elects to defer in the manner provided for herein, until the time or times selected for payment in accordance with
Section 4.02.

     2.06 "Deferral Termination Date" shall mean one of the following dates, as elected by the Participant: (a) the date on which the Participant ceases to be a member of the Board of Directors of the Company, (b) the date of the Participant's seventieth (70th) birthday, or (c) the last day of such specified year as the Participant shall elect.
     2.07 "Director" shall mean a member of the Board of Directors of the Company who is not an employee of the Company or of one of its subsidiaries.
     2.08 "Director Compensation" shall mean all compensation received for services on and after January l, 1987, as a member of the Board of Directors of the Company, as Chairman of the Board, and as chairman or a member of a committee of the Board, including retainers and meeting fees duly authorized by the Board of Directors, but shall not include payments made in reimbursement of travel and other out-of-pocket expenses.
     2.09      "Effective Date" shall mean December l, 1986.
     2.10 "Participant" shall mean a Director who submits a written request pursuant to the terms of this Plan for deferral of Director Compensation.
     2.11 "Plan" shall mean this Reynolds Metals Company Deferred Compensation Plan for Outside Directors.
     2.12 "Plan Committee" shall mean the committee appointed by the Chief Executive Officer of the Company to administer the Plan.

                                ARTICLE III
                 ELECTIONS TO DEFER DIRECTOR COMPENSATION
          3.01 Before the start of each calendar year during the term of the Plan, each Director, whether or not then a Participant, shall have the right to elect to defer the receipt of 25%, 50%, 75% or 100% of Director Compensation to be earned by such Director in respect of such calendar year. At the time of such election, the Director shall also elect with respect to such Deferred Compensation:
          (a) The Deferral Termination Date, as provided in Section 2.06; provided, however, that if the Participant elects Additional Compensation in the form of Stock Equivalent Additional Compensation as provided in Section 4.01(b), the Deferral Termination Date must be the date described in Section 2.06(a);
          (b) The form of Additional Compensation, as provided in Section 4.01; and
          (c)   The method of payment, as provided in Section
     4.02.
          3.02 An individual who becomes a Director after the beginning of a calendar year may make the elections referred to in Section 3.01 with respect to any Director Compensation to be earned in respect of the remaining portion of such calendar year.
Any such election must be made within forty-five (45) days of the date the Director first becomes eligible hereunder.
          3.03 An election made under Section 3.01 or 3.02 shall be irrevocable as to the Director Compensation to which such election applies, except as otherwise provided herein.

                           ARTICLE IV
                PAYMENT OF DEFERRED COMPENSATION
          4.01 Deferred Compensation shall be paid in cash following the applicable Deferral Termination Date in accordance with the provisions of Section 4.02. There shall be added to all Deferred Compensation payments an amount of additional compensation (hereinafter referred to as "Additional Compensation") computed under subsection (a) or (b) below, as elected by the Participant with regard to the Deferred Compensation being paid:
          (a) "Interest Equivalent Additional Compensation" shall be computed at a specified rate and compounded semi-annually on June 30th and December 31st from the date the compensation would have been paid if it were Current Compensation to the date of payment. Interest Equivalent Additional Compensation shall be computed as follows:
                (i) For Director Compensation deferred on and after January 1, 1988, the rate at which Interest Equivalent Additional Compensation is computed shall be determined pursuant to this subsection (i). Before the start of each calendar year, and before the elections referred to in Section 3.01 are made with regard to Director Compensation to be earned in respect of such year, the Plan Committee shall determine the rate applicable to Director Compensation deferred for that year. This rate shall apply to amounts deferred during that year until all such amounts are paid out.
                (ii) For Director Compensation deferred during 1987, the rate at which Interest Equivalent Additional Compensation is computed shall continue to be determined pursuant to the terms of the Plan in effect on January l, 1987.
          (b) "Stock Equivalent Additional Compensation" shall be computed in accordance with this Section 4.01(b).
                (i) As of each date when Director Compensation would have been paid if it were Current Compensation, each Participant who elected to receive Stock Equivalent Additional Compensation shall have his account under this Plan credited with a number of equivalent shares of Company Stock determined by dividing (A) the total dollar amount of such Deferred Compensation by (B) the arithmetic average of the high and low sales prices of Company Stock as reported on New York Stock Exchange - Composite Transactions on such date. Fractional equivalent shares shall be calculated to three decimal places.
                (ii) As of each date when cash dividends are paid on Company Stock, each Participant who elected to receive Stock Equivalent Additional Compensation shall also have his account under this Plan adjusted to reflect dividend equivalents computed pursuant to this subsection (ii). The dollar amount of the dividend equivalent for each Participant shall equal the cash dividends that would have been paid on the number of equivalent shares of Company Stock credited to the Participant's account as of the dividend record date if that number of equivalent shares had actually been issued and outstanding on the record date. This dividend equivalent for each Participant shall be converted into a number representing equivalent shares of Company Stock by dividing (A) the total dollar amount of the Participant's dividend equivalent by (B) the arithmetic average of the high and low sales prices of Company Stock as reported on New York Stock Exchange
          - Composite Transactions on the date when the cash dividends are paid. The Participant's account under this Plan shall then be credited with the determined number of equivalent shares of Company Stock, including fractional shares calculated to three decimal places.
                (iii) If any stock dividend is declared upon Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to its Company Stock resulting in a split-up or combination or exchange of shares, the aggregate number and kind of equivalent shares of Company Stock credited to the account of a Participant under the Plan shall be proportionately adjusted as the Plan Committee may deem appropriate.
          4.02 A Participant's Deferred Compensation and Addi-tional Compensation shall be paid to such Participant in a single lump sum payment or in annual installments over a period of between two (2) and ten (10) years, as elected by the Participant, following the applicable Deferral Termination Date. Such election as to payment period shall be made by the Participant at the same time as the election of the Deferral Termination Date in accordance with Sections 3.01 and 3.02 of this Plan. The following rules shall apply to payments under this Section 4.02:
          (a) If Interest Equivalent Additional Compensation is being paid on the Deferred Compensation, lump sum payments shall be paid as soon as administratively feasible following the year in which the Deferral Termination Date occurs. Annual installments shall consist of equal amounts of Deferred Compensation, and, together with the Interest Equivalent Additional Compensation applicable thereto, shall be paid as soon as administratively feasible in each calendar year following the year in which the Deferral Termination Date occurs. For purposes of this Plan, the Interest Equivalent Additional Compensation applicable to any installment payment shall equal (i) the total amount of Interest Equivalent Additional Compensation then accrued and applicable to the total Deferred Compensation being paid in installments, divided by (ii) the number of installment payments remaining, including the installment about to be paid.
          (b) If Stock Equivalent Additional Compensation is being paid on the Deferred Compensation, the amount of a lump sum payment shall be equal to (i) the total number of equivalent shares of Company Stock credited to the Participant's account under this Plan as of the last day on which the New York Stock Exchange, Inc. is open in the year the Deferral Termination Date occurs, multiplied by (ii) the closing sales price of Company Stock as reported on New York Stock Exchange - Composite Transactions on such date. This lump sum payment shall be paid as soon as administratively feasible following the end of the year. If annual installments are elected instead of a lump sum, the amount of the installment payment to be made in a calendar year shall be computed by taking (y) the amount that would have been payable after the end of the preceding year had the entire amount remaining as of the end of such year been paid as a single lump sum, divided by (z) the number of installment payments remaining, including the installment about to be paid. Annual installments shall be paid as soon as administratively feasible in each calendar year following the year in which the Deferral Termination Date occurs.
          4.03 Payments in Case of Death. In the event of a Participant's death, the remaining unpaid portion of such Participant's Deferred Compensation and Additional Compensation shall be accelerated and paid to the Participant's Beneficiary as soon as practicable after the Participant's death.
          4.04  Acceleration of Payments.
          (a) Subject to the provisions of Section 4.04(d), upon receipt of a written request from a Participant or a Participant's legal representative, if the Participant is not competent to manage his affairs, the Plan Committee may direct that all or any part of the undelivered portion of Deferred Compensation (together with the Additional Compensation applicable thereto) be accelerated and paid in a lump sum if it finds, in its sole discretion, that continued deferral of such Deferred Compensation will cause such Participant severe financial hardship.
          (b) Subject to the provisions of Section 4.04(d), the Plan Committee may direct that all unpaid Deferred Compensation (together with the Additional Compensation applicable thereto) be accelerated and paid in a lump sum if it finds, in its sole discretion, that a major challenge to the control of the Company exists.
          (c) Subsections (a) and (b) above shall apply both to Director Compensation deferred in previous years and to Director Compensation being deferred during the year in which the acceleration of payments is approved, except that no Deferred Compensation shall be paid out prior to the date such Deferred Compensation would be payable if it were Current Compensation.
          (d) Anything herein to the contrary notwithstanding, the Plan Committee shall not accelerate any payment of Deferred Compensation with respect to which Stock Equivalent Additional Compensation is to be paid unless the Plan Committee determines that such accelerated payments comply with Rule 16a-l(c)(3) under
Section 16 of the Securities Exchange Act of 1934.

                            ARTICLE V
                         ADMINISTRATION
          The Plan Committee shall have full responsibility and authority to interpret and administer the Plan, including the power to promulgate rules of Plan administration, the power to settle any disputes as to rights or benefits arising from the Plan, the power to appoint agents and delegate its duties, and the power to make such decisions or take such actions as the Plan Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan. Actions and determinations by the Plan Committee shall be final, binding and conclusive for all purposes of this Plan.

                           ARTICLE VI
          AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN
          The Board of Directors of the Company may from time to time amend, suspend or terminate the Plan, in whole or in part, except that no such amendment, suspension or termination shall materially adversely affect the rights of any Participant in respect of Deferred Compensation previously earned by such Participant and not yet paid.

                           ARTICLE VII
                             FUNDING
          No promises under this Plan shall be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promises. Benefit payments shall be made from the Company's general assets.

                          ARTICLE VIII
                       GENERAL PROVISIONS
          8.01 All elections by a Participant hereunder shall be made in writing by the completion and delivery to the Company of forms prescribed for such purpose within the time limits set forth herein with respect to such election. In the event the federal income tax treatment of deferred compensation is unfavorably changed or interpreted, the Plan Committee may, in its sole discretion, authorize Participants to change their elections; provided, however, that the Plan Committee shall not allow Participants to change their elections regarding any Deferred Compensation with respect to which Stock Equivalent Additional Compensation is to be paid unless the Plan Committee determines that such change of elections complies with Rule 16a-1(c)(3) under Section 16 of the Securities Exchange Act of 1934.
          8.02 Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Company, including its Board of Directors, in connection therewith shall be held or construed to confer upon any individual any legal right to remain on the Board of Directors of the Company.
          8.03 No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, except by will or the laws of descent and distribution, and any attempt thereat shall be void. No such benefit shall, prior to receipt thereof, be in any manner liable for or subject to the recipient's debts, contracts, liabilities, engagements, or torts.
          8.04 This Plan shall inure to the benefit of, and be binding upon, the Company and each Participant, and upon the successors and assigns of the Company and of each Participant.
          8.05 The Company shall deduct from the amount of any payments hereunder all taxes required to be withheld by applicable laws.
          8.06 This Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.
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          Executed and adopted this 21st day of December, 1993,
pursuant to action taken by the Executive Committee of the Board of Directors of Reynolds Metals Company at its meeting on December 2, 1993.

                                REYNOLDS METALS COMPANY

                                By Donald T. Cowles
                                Title Executive Vice President,
                                      Human Resources and
                                      External Affairs